EXHIBIT 10.49

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment"), dated as of August 13, 2007, is made by and between SeaBright Insurance Company, an Illinois domiciled insurance company ("Employer"), and Marc B. Miller, M.D.("Executive"), and is effective retroactively to August 1, 2004.

RECITALS

WHEREAS, the parties entered into that certain Employment Agreement between Employer and Executive, dated as of August 15, 2006 and effectively retroactively to August 1, 2004 (the "Agreement");

WHEREAS, on August 8, 2006, the parties agreed to retain in the Agreement at Section 4(a) a provision terminating special severance payments when Executive obtains other employment, but such provision was through clerical error omitted from the final version of the Agreement executed on August 15, 2006;

WHEREAS, the parties desire to amend the Agreement to which the provision terminating special severance payments upon employment;

NOW, THEREFORE, in consideration of the foregoing recitals, which shall constitute a part of this Amendment, and the mutual promises contained in this Amendment, and intending to be legally bound thereby, the parties agree as follows:

1. Effective retroactively to August 1, 2004, the Agreement is hereby amended by deleting Section 4(a) in its entirety and replacing such section with the following:

"By Employer Without Cause. At any time, Employer may terminate Executive without Cause (as defined below), effective as of the date specified in a written notice from Employer to Executive. Employer may discipline or demote Executive with or without Cause and with or without prior notice. Employer may discipline, demote, or dismiss Executive as provided in this Section 4 notwithstanding anything to the contrary contained in or arising from any statements, policies or practices of Employer relating to the employment, discipline, or termination of its employees. If Executive's employment with Employer is terminated by Employer without Cause, Executive shall be entitled to continue to receive his Base Salary payable in regular installments as special severance payments from the date of termination for a period of twelve (12) months thereafter, or until Executive obtains other employment (but with it being understood that Executive shall be under no duty to seek alternative employment during the Severance Period), whichever first occurs (the "Severance Period"), if and only if Executive has executed and delivered to Employer the General Release substantially in form and substance as set forth in Exhibit A attached hereto and only so long as Executive has not revoked or breached the provisions of the General Release or breached the provisions of this Agreement or any Ancillary Agreement (as defined below) and does not apply for unemployment compensation chargeable to Employer during the Severance Period, and Executive shall not be entitled to any other salary, compensation or benefits after termination of the Period of Employment, except as specifically provided for in Employer's employee benefit plans or as otherwise expressly required by applicable law (such as COBRA). Notwithstanding anything to the contrary contained in this Section 4(a), in the event Executive breaches the provisions of this Agreement or any Ancillary Agreement, the severance amounts payable by Employer under this Section 4(a) shall not terminate unless and until more than ten (10) days have elapsed from and after the date written notice of such breach has been delivered to Executive without such breach having been cured during such 10-day period.”

2.            All other sections, paragraphs, provisions, and clauses in the Agreement not so modified remain in full force and effect as originally written.

3.            Certain capitalized terms not defined herein shall have the meanings given to such terms in the Agreement.

4.            This Amendment may be executed in one or more counterparts, each of which is an original, but all of which together constitute one and the same instrument.

5.            This Amendment shall be governed by and construed in accordance with the law of the State of Washington.

The parties have executed this Amendment as of the date first written above.

SEABRIGHT INSURANCE COMPANY

By:	/s/
John G. Pasqualetto
CEO and President

Marc B. Miller, M.D.

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